Exhibit 3.38

BYLAWS

OF

TCFS HOLDINGS, INC.

ARTICLE I.

NAME AND LOCATION

SECTION 1. Name. The name of this corporation shall be TCFS HOLDINGS, INC.

SECTION 2. Principal and Registered Office. The principal and registered office of the corporation in the State of Texas shall be located in the City of San Angelo, 3515 S. Bryant, San Angelo, Tom Green County, Texas 76903.

SECTION 3. Other Offices. The corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate from time to time.

ARTICLE II.

SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held during the month of November in each year, beginning with the year 1999, at the date and time designated by the Board of Directors and stated in the notice of meeting for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Texas.

SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of

BYLAWS OF TCFS HOLDINGS, INC.

shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facia evidence as to whom are the stockholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders

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present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

SECTION 9. Voting of Shares. Subject to the provisions of Section 2 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by that person, either in person, or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgees, and thereafter the pledgees shall be entitled to vote the shares so transferred.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a

BYLAWS OF TCFS HOLDINGS, INC.

meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without notice, and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders or holder of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and such consent shall have the same force and effect as the required vote of the shareholders. Any such signed consent, or a copy thereof, shall be placed in the minute book of the corporation.

SECTION 12. Failure to Hold Annual Meeting. Failure to hold an annual meeting at the designated time shall not work a dissolution of the corporation. In the event the Board of Directors fails to call the annual meeting at the designated time, any shareholder may make demand that such meeting be held within a reasonable time, such demand to be in writing by registered mail directed to any officer of the corporation. If the annual meeting of the shareholders is not called within sixty (60) days following such demand, any shareholder may compel the holding of such annual meeting by legal action directed against said Board of Directors.

SECTION 13. Telephone Meetings. Subject to the notice provisions required by these Bylaws and by the Texas Business Corporation Act, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating can hear each other. Participation in the meeting constitutes presence in person at the meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

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SECTION 2. Classification, Number, Tenure and Qualifications. The number of Directors shall be at least six (6). Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The incorporators may, however, at their first meeting change one or more of those Directors designated by the Articles of Incorporation. Directors need not be shareholders, nor residents of the State of Texas. The Board of Directors by resolution adopted by a majority of the number of Directors fixed by the Bylaws may designate two or more Directors to constitute an executive committee which committee shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where action of the Board of Directors is required by law.

SECTION 3. Vacancies. Vacancies of Directors will exist in the case of the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the authorized number of Regular Directors to be voted for at the meeting. The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if a Director is adjudged incompetent by an order of court, or finally convicted of a felony; or (b) if within sixty (60) days after notice of election, the Director does not accept the office either in writing or by attending a meeting of the Board of Directors. All vacancies of Directors may be filled by the majority of the remaining Directors. Vacancies caused by an increase in the number of Directors, and any other vacancies, may be filled by the shareholders at an annual meeting or at a special meeting called for that purpose if not filled by the Directors.

SECTION 4. Removal of Directors. All of the Directors or any individual Director may be removed from office, with cause, at a meeting of shareholders called expressly for that purpose, by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

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SECTION 5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws, immediately after and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 7. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each Director at his or her business address, or by facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors but if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 9. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 10. Vacancies. Any vacancy occurring in the Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors is present, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any

BYLAWS OF TCFS HOLDINGS, INC.

directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

SECTION 11. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

SECTION 12. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of the action.

SECTION 13. Telephone Meetings. At any meeting of the Directors, a director may participate in and hold a meeting by means of conference telephone, or similar communications equipment by which permits all persons participating can hear each other. Participation in the meeting constitutes presence in person at the meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 14. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors, under the applicable provisions of the statutes, the Articles of Incorporation, or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors.

SECTION 13. Informal Meetings. The acts and resolutions when in writing and signed by the Secretary and placed in the Minute

BYLAWS OF TCFS HOLDINGS, INC.

Book of this Corporation shall be and constitute valid acts and resolutions of the Board of Directors. All present and future shareholders, by becoming shareholders, consent and agree to the informal management of the business and affairs of this Corporation by the Directors, and waive any and all rights to require the Directors to act in a meeting as a Board, and said shareholders further agree that the Directors may waive notice of meetings of Directors before, at or after the meeting, and may after any meeting approve and ratify acts and resolutions had and adopted at such meeting with the same effect as though they had been personally present.

SECTION 14. Resignation. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director who does not, for any reason whatsoever, stand for election at any meeting of stockholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

ARTICLE IV.

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. Any two offices may be held by one person, but in no instance may the office of President and Secretary be held by one person. Such other officers and assistant officers, including any number of vice presidents and treasurer, as may be deemed necessary, may be elected or appointed by the Board of Directors.

SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as

BYLAWS OF TCFS HOLDINGS, INC.

conveniently may be. Each officer shall hold office until that officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by Law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President. In the absence of the President or in event of his or her death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

BYLAWS OF TCFS HOLDINGS, INC.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized and required by law; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general, perform all of the duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 9. Officers’ Salaries. Officers of the Corporation shall receive such salary as the Board of Directors shall provide from time to time, provided however, that any salary so set shall receive the concurring vote of eighty percent (80%) of the Directors of said Board of Directors.

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ARTICLE V.

CONTRACTS, LOANS, PAYMENTS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Payments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose names shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

SECTION 3. StockTransfer Restriction. Restrictions on the transfer of the shares of stock of this Corporation shall be set forth in a separate agreement entitled “Stock Agreement” adopted by the shareholders.

ARTICLE VII.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of November and end on the last day of October in each year.

ARTICLE VIII.

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX.

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in

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writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X.

AMENDMENTS

These Bylaws may be amended, altered or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of the Directors. Such amendments shall be subject to repeal or change by action of the shareholders.

CERTIFICATE

I, Devin L. Bates, Secretary of TCFS HOLDINGS, INC., a Texas Corporation, do hereby certify that the above and foregoing is a correct and complete copy of the Bylaws of this Corporation adopted at the first Board of Directors meeting held on the 21st day of June, 1999.

TO CERTIFY WHICH, witness my hand and seal of this Corporation on the 21 day of July, 1999.

Devin L. Bates, Secretary

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